CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SS. 1350 ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Report of Royale Globe Holding Inc. (the "Company") on Form 10-Q for the quarter ended January 31, 2014 as filed with the Securities and Exchange Commission on the date hereof (the "Report"),  I, Yupa Sathapornjariya , Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Yupa Sathapornjariya

Yupa Sathapornjariya

Chief Financial Officer

March 12, 2014